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Exhibit 5.1


                           AXELROD, SMITH & KIRSHBAUM
                  An Association of Professional Corporations
                                ATTORNEYS AT LAW
                        5300 MEMORIAL DRIVE, SUITE 700
                            HOUSTON, TEXAS 77007-8292


                                                        Telephone (713) 861-1996
DANIEL R. KIRSHBAUM, P.C.                               Facsimile (713) 861-2622


                                 MARCH 19, 2001



Comtech Consolidation Group, Inc.
10690 Shadow Wood Drive, Suite 101
Houston, Texas 77043

       Re: Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Comtech Consolidation Group, Inc., a Delaware corporation

Dear Board of Directors:

       As counsel for Comtech Consolidation Group, Inc., a Delaware corporation (the "Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the registration of the issuance of 8,000,000 shares of common stock, par value $0.00967 (the "Common Stock"), to be issued in connection with the Year 2001 Compensation Plan ("Plan") to the employees and the consultants who will be compensated through the Plan.

       We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from

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March 19, 2001
Page 2


which any such copies were made, which assumptions we have not independently verified. Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

     2. The shares of Common Stock to be issued are validly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to Axelrod Smith & Kirshbaum under the heading "Exhibits-Opinion."


                                                 Very truly yours,

                                                 /s/ Axelrod, Smith & Kirshbaum
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